                                                                      EX-99.23.j

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

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           As independent public accountants, we hereby consent to the use of our report dated August 16, 2002 for the Alpha Analytics Value Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 5 to the Alpha Analytics Investment Trust's Registration Statement on Form N-1A (File No. 333-65407), including the references to our firm under the heading "Financial Statements" in the Prospectus and under the heading "Accountant" in the Statement of Additional Information.

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/s/McCurdy & Associates CPA’s, Inc.

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

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November 26, 2002

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